UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 7, 2007

CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

CAMBREX CORPORATION
Form 8-K
Current Report
May 7, 2007
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously disclosed, Cambrex Corporation (“Cambrex” or “the Company”) entered into a Credit Agreement under which it could borrow under terms disclosed in Items 1.01(1) and 2.03 of the Current Report on Form 8-K filed on April 11, 2007 (“the April 11 Current Report”). Cambrex is disclosing in this Item 2.03 that on May 2, 2007, the Company borrowed $95,000,000 under the Credit Agreement disclosed in the April 11 Current Report. Of this amount, $85,000,000 is under the LIBOR option borrowing with a variable interest rate of LIBOR plus applicable margin which rate is currently at 6.545% and $10,000,000 is under the Swing Line Fixed Rate option borrowing at an interest rate of 6.475%.
     The full terms of the Credit Agreement and associated borrowings are disclosed in the April 11 Current Report and the foregoing is qualified in its entirety by the Credit Agreement; which is attached as Exhibit 10.10 to the April 11 Current Report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	May 7, 2007	By:		/s/ Gregory Sargen

			Name:	Gregory Sargen
			Title:	Vice President
Chief Financial Officer